Exhibit 99.14
(Text of graph posted to Ashland Inc.'s website concerning
 Valvoline Instant Oil Change twelve month rolling average sales)

Stores 2 Years and Older ($, millions)*

	2003	2004	2005	2006	2007	2008
January	11.5	11.9	11.7	11.4	11.5	12.4
February	11.5	12.0	11.7	11.4	11.6
March	11.6	11.9	11.7	11.4	11.7
April	11.7	11.9	11.7	11.3	11.7
May	11.7	11.8	11.7	11.3	11.8
June	11.8	11.8	11.7	11.3	11.9
July	11.8	11.8	11.7	11.3	12.0
August	11.9	11.7	11.7	11.2	12.2
September	11.9	11.7	11.6	11.3	12.2
October	11.9	11.7	11.5	11.3	12.3
November	11.9	11.7	11.5	11.3	12.4
December	11.9	11.8	11.4	11.4	12.4
*NOTE: 60 VIOC stores transferred to Marathon on June 30, 2005, have been excluded from this data.